SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☑

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only
(as	permitted by Rule 14a-6(e)(2))

☑    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

    Oxis International, Inc.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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OXIS INTERNATIONAL, INC.

6040 N. Cutter Circle, Suite 317

Portland, Oregon 97217

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of OXIS International, Inc.:

The Annual Meeting of Stockholders of OXIS International, Inc., a Delaware corporation (the “Company”), will be held at 6040 N. Cutter Circle, Suite 317, Portland, Oregon 97217, on Wednesday, June 22, 2005, at 2:00 p.m. (Pacific Daylight Time), for the following purposes:

1.	Electing four (4) individuals to serve on the Company’s Board of Directors for the ensuing year and until their successors are elected.

2.	Ratifying the appointment of Williams & Webster, P.S. as the independent auditors for the Company for the year ending December 31, 2005.

3.	Transacting such other business as may properly come before the meeting or any adjournment thereof.

The holders of the Company’s Common Stock, Series B Preferred Stock and Series C Preferred Stock of record at the close of business on April 27, 2005, are entitled to notice of and to vote at the meeting and any adjournments and postponements thereof. For a period of ten (10) days prior to the meeting, a complete list of such stockholders is open to examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the offices of the Company, located at 6040 N. Cutter Circle, Suite 317, Portland, Oregon 97217.

A Proxy Statement and Proxy are enclosed with this Notice.

By Order of the Board of Directors

/s/ Steven T. Guillen
Steven T. Guillen
President and Chief Executive Officer

Dated: May 10, 2005

You are urged to fill in, sign, date and mail the enclosed Proxy as soon as possible. If you attend the meeting and vote in person, the Proxy will not be used. If the Proxy is mailed in the United States in the enclosed envelope, no postage is required. The prompt return of your Proxy will save the expense involved in further communication.

OXIS INTERNATIONAL, INC.

6040 N. Cutter Circle, Suite 317

Portland, Oregon 97217

PROXY STATEMENT

This Proxy Statement is furnished to you in connection with the solicitation by the Board of Directors of OXIS International, Inc., a Delaware corporation (“OXIS” or the “Company”), of Proxies in the accompanying form to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 6040 N. Cutter Circle Suite 317, Portland, Oregon 97217, on Wednesday, June 22, 2005 at 2:00 p.m. (Pacific Daylight Time) and at any subsequent time which may be necessary by the adjournment or postponement thereof.

If you were a holder of record of Common Stock, Series B Preferred Stock or Series C Preferred Stock of the Company (collectively, the “Voting Stock”) at the close of business on April 27, 2005 (the “Record Date”), you are entitled to vote at the Annual Meeting and your presence is desired. However, to assure your representation at the Annual Meeting, you are urged by the Board of Directors of the Company (the “Board of Directors”) to sign and return the enclosed Proxy as soon as possible. You can, of course, revoke your Proxy at any time before it is voted if you so desire, either in person at the Annual Meeting or by delivery of a duly executed written statement to that effect delivered to the Secretary of the Company.

The Company is paying all costs of the solicitation of Proxies, including the expenses of printing and mailing to its stockholders the Proxy, this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission (“SEC”), in sending Proxies and proxy materials to the beneficial owners of the Voting Stock. Directors, officers and employees of the Company may also solicit Proxies in person, or by mail, telegram or telephone, but such persons will receive no compensation for such work, other than their normal compensation as directors, officers or employees.

At the close of business on the Record Date, 41,908,364 shares of Common Stock, 428,389 shares of Series B Preferred Stock and 96,230 shares of Series C Preferred Stock were outstanding. Shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock are entitled to vote at the Annual Meeting. Each share of Common Stock outstanding as of the Record Date is entitled to one vote. Each share of Series B Preferred Stock outstanding as of the Record Date is entitled to .20 votes resulting in a total of 85,678 votes for all of the Series B Preferred Stock outstanding. Each share of Series C Preferred Stock outstanding as of the Record Date is entitled to the number of votes equal to the number of shares of Common Stock into which the Series C Preferred share is convertible, times 1.30, divided by the average closing bid price of the Company’s Common Stock during the fifteen (15) consecutive trading days immediately prior to the date such share of Series C Preferred Stock was purchased. As of the Record Date, each share of Series C Preferred Stock is entitled to .2222 votes, resulting in a total of 21,546 votes for all of the Series C Preferred Stock outstanding.

This Proxy Statement and the enclosed Proxy are first being mailed to the stockholders of the Company on or about May 10, 2005.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be received at the Company’s executive offices on or before February 22, 2006.

PROXIES AND VOTE REQUIRED

Proxies

The Board of Directors selected Steven T. Guillen, Director, and S. Colin Neill, Director, as proxies for the Annual Meeting. By submitting your proxy, you will authorize Mr. Guillen and Mr. Neill to represent you and vote your shares at the meeting in accordance with your instructions. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

Voting of Proxies; Right to Revoke

All properly executed Proxies that are not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. Proxies containing no instructions regarding the proposals specified in the form of Proxy will be voted FOR election of the directors indicated on the Proxy. Any other business properly before the stockholders at the meeting will be voted by the holders of the Proxy in accordance with the recommendation of the Board of Directors.

Any stockholder signing a Proxy has the power to revoke it prior to the Annual Meeting, or at the Annual Meeting, prior to the vote pursuant to instructions contained in the Proxy. A Proxy may be revoked by delivering to the Secretary of the Company a written notice of revocation or a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person.

Quorum

A quorum must be present before conducting any business at the Annual Meeting. To have a quorum present at the Annual Meeting, a majority of the shares of the Company outstanding and entitled to vote at the meeting must be represented in person or by proxy. A majority of the outstanding shares of Voting Stock (expressed as common stock equivalents) means at least 21,007,795 shares of Voting Stock. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.

Vote Required

Directors must be elected by a plurality of the votes cast. Accordingly, shares not voted in the election of directors (including shares covered by a Proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a Proxy as to which authority is withheld to vote for only one or fewer than all of the identified nominees) will not prevent the election of any of the nominees for director.

If your shares are treated as a broker non-vote or abstention, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present. Abstentions will also be counted as shares present and entitled to be voted. Accordingly, abstentions will have the same effect as a vote against any proposal other than the election of directors, as described above. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters that the broker has not expressly voted. For more information on broker non-votes, please see “Broker Non-Votes” below.

Broker Non-Votes

“Broker Non-Votes” occur when a broker holding shares of stock in street name withholds its vote on certain non-routine matters because the broker has not received instructions from the beneficial owner of those shares of stock and does not have discretionary authority to vote on such non-routine matters without such instructions. Brokers holding shares of stock in street name must receive specific instructions from the beneficial owners in order to have the authority to vote, in person or by Proxy, on certain non-routine matters. When a beneficial owner does not give specific instructions to the broker, the broker, as the holder of record, is entitled to vote only on matters that are routine and must withhold its votes as to any non-routine matters. When a Proxy solicitation includes a non-routine proposal and the broker does not receive specific instructions from the beneficial owner for that proposal, the resulting Proxy is considered a “limited Proxy.” Shares represented by limited Proxies are considered present for quorum purposes. However, shares represented by limited Proxies are not considered present for purposes of determining the shares present and entitled to be voted with respect to the non-routine proposal. The resulting broker non-vote will not be counted for or against such non-routine proposal.

Election of Directors is a routine matter upon which brokers can cast votes with or without specific instructions from the beneficial holders and such brokers’ votes will be counted for purposes of determining whether such Proposal has been approved.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The Board of Directors currently consists of four (4) individuals, all of whom have been nominated for election at the Annual Meeting. Unless otherwise instructed, the Proxy holders will vote the Proxies held by them for the Company’s four (4) nominees. If any such nominee is unable or declines to accept nomination or election, the Proxies will be voted for any nominee who may be recommended by the present Board of Directors. Directors are to be elected to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. The names and ages of the four (4) nominees for director are set forth below:

Name	Age	Position	Director Since
Marvin Hausman, M.D.	63	Chairman of the Board and Director	2004
Steven T. Guillen	53	Chief Executive Officer, President and Director	2005
S. Colin Neill	58	Secretary and Director*	2004
Timothy C. Rodell, M.D.	54	Director**	2000

*	Member of the Nominating Committee, and serves on the Audit Committee as the Company’s designated audit committee financial expert.
**	Member of the Nominating Committee and the Compensation Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Item 2 on Proxy Card)

Williams & Webster, P.S. has served as the Company’s independent auditors since 2002, and the Board of Directors, upon the recommendation of the Audit Committee, has selected Williams & Webster, P.S., independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2005 and recommends that the stockholders ratify such selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Williams & Webster, P.S. as the independent auditors for the fiscal year ending December 31, 2005. Ratification and approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy. In the event that ratification of this selection of auditors is not approved by a majority of the shares entitled to vote and voting at the Annual Meeting, the Company will review its future selection of auditors. Representatives of Williams & Webster, P.S. are not expected to attend the Annual Meeting in person, but do expect to be available during the Annual Meeting by telephone. Accordingly, representatives of Williams & Webster, P.S. expect to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF WILLIAMS & WEBSTER, P.S. AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Securities

Common Stock

The following table sets forth certain information, as of the Record Date, with respect to persons known to the Company to be the beneficial owner, directly and indirectly, of more than five percent (5%) of the Company’s Common Stock and beneficial ownership of such Common Stock by directors and executive officers of the Company.

Name and, as appropriate, address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)
Axonyx Inc. 500 7th Avenue, 10th Floor New York NY 10018 (2)	15,139,212	36.12%
Bristol Investment Fund, Ltd. Bristol Capital Advisors, LLC 10990 Wilshire Blvd., Suite 1410 Los Angeles, CA 90024 (3)	7,735,850	18.46%
Silverback Life Sciences Master Fund Ltd. c/o Silverback Asset Management, LLC 1414 Raleigh Road, Suite 250 Chapel Hill, NC 27517 (4)	943,396	2.23%
Silverback Master Ltd. c/o Silverback Asset Management, LLC 1414 Raleigh Road, Suite 250 Chapel Hill, NC 27517 (5)	2,830,190	6.53%
Marvin S. Hausman, M.D. (6)	15,254,407	36.40%
Gosse B. Bruinsma, M.D. (7)	14,062,567	33.56%
Ray R. Rogers (8)(9)	1,468,988	3.51%
Sharon Ellis (8)	635,000	1.52%
Timothy C. Rodell, M.D. (8)	326,237	*
S. Colin Neill (7)	14,062,567	33.56%
Manus O’Donnell (10)	50,000	*
Steven T. Guillen (11)	750,000	1.79%
Executive officers and directors as a group—8 persons (12)	18,594,632	44.37%

*	Less than one percent.
(1)	As required by regulations of the SEC, the number of shares in the table includes shares that can be purchased within 60 days, or, shares with respect to which a person may obtain voting power or investment power within 60 days. Also required by such regulations, each percentage reported in the table for these individuals is calculated as though shares that can be purchased within 60 days have been purchased by the respective person or group and are outstanding.

(2)	Based on a Schedule 13D/A filed with the SEC on March 5, 2004, filed on behalf of Axonyx and Dr. Hausman. Pursuant to the Schedule 13D/A Axonyx has sole voting power as to 13,982,567 and (with a correction to the number of shares reported in such Schedule 13D/A as being held by Dr. Hausman) shared voting power as to 15,139,212 shares. In addition, Axonyx has sole dispositive power as to 13,982,567 shares and (with a correction to the number of shares reported in such Schedule 13D/A as being held by Dr. Hausman) shared dispositive power as to 15,139,212 shares. Axonyx in the Schedule 13D/A disclaims beneficial ownership of Dr. Hausman’s shares.

(3)

Bristol Investment Fund, Ltd.’s holdings include 3,867,925 shares of common stock, warrants to purchase 1,933,963 shares of common stock at a price of $0.66 per share and warrants to purchase 1,933,962 shares of common stock at a purchase price of $1.00 per share. Paul Kessler, manager of Bristol Capital Advisors, LLC, the investment advisor to Bristol Investment Fund, Ltd., has voting and investment control over the securities held by Bristol Investment Fund, Ltd. Mr. Kessler disclaims beneficial ownership of these securities.

(4)	Silverback Life Sciences Master Fund Ltd’s holdings include 471,698 shares of common stock, warrants to purchase 235,849 shares of common stock at a price of $0.66 per share and warrants to purchase 235,849 shares of common stock at a purchase price of $1.00 per share. In addition, the Company believes that Silverback Life Sciences Master Fund Ltd has shared voting power as to 1,415,095 shares of common stock and 1,415,095 shares subject to warrants held by Silverback Master Limited. Silverback Asset Management, LLC, as the funds’ investment advisor, has voting and investment control over the securities held by Silverback Life Sciences Master Fund Ltd and Silverback Master Ltd, but disclaims beneficial ownership of these securities.

(5)	Silverback Master Ltd.’s holdings include 1,415,095 shares of common stock, warrants to purchase 707,548 shares of common stock at a price of $0.66 per share and warrants to purchase 707,547 shares of common stock at a purchase price of $1.00 per share. The Company believes that Silverback Master Ltd. has shared voting power as to 471,698 shares of common stock and 471,698 shares of common stock subject to warrants held by Silverback Life Sciences Master Fund Ltd. Silverback Asset Management, LLC (“SAM”) serves as investment manager to Silverback Master Ltd. and Silverback Life Sciences Master Fund Ltd. (“Silverback Life Sciences”). In that capacity, SAM may be deemed to be the beneficial owner of securities held by Silverback Master Ltd. and Silverback Life Sciences Master Fund Ltd. SAM disclaims beneficial ownership of the securities held by Silverback Master Ltd. and Silverback Life Sciences Master Fund Ltd. Elliot Bossen is the sole Managing Member of SAM and is primarily responsible for the investment decisions of SAM. Elliot Bossen disclaims beneficial ownership of the securities held by Silverback Master Ltd. and Silverback Life Sciences Master Fund Ltd.

(6)	Dr. Hausman’s holdings include 43,500 shares of common stock subject to warrants, and 71,695 shares of common stock subject to options. In addition, based on the Schedule 13D/A filed on March 5, 2004 (with a correction to the number of shares reported in such Schedule 13D/A as being held by Dr. Hausman), Dr. Hausman has sole voting power as to 1,156,645 and shared voting power as to 15,139,212 shares. In addition, Dr. Hausman has sole dispositive power as to 1,156,645 shares and shared dispositive power as to 15,139,212 shares. Dr. Hausman in the Schedule 13D/A disclaims beneficial ownership of Axonyx’s shares.

(7)	The holdings of S. Colin Neill and Gosse B. Bruinsma, M.D., include 80,000 and 80,000 shares of common stock subject to options, respectively. The reported holdings of each such director or former director also include 13,982,567 shares held by Axonyx because of such individual’s continuing relationship with Axonyx. Dr. Bruinsma is a director of Axonyx, and each of Dr. Bruinsma and Mr. Neill are executive officers of Axonyx. Each of the foregoing directors (and former directors) and officers disclaims beneficial ownership of the shares owned by Axonyx, except for his proportional interest therein, if any.

(8)	The holdings of director Rodell include 325,237 shares of common stock subject to options. The holdings of Ray R. Rogers include 1,446,988 shares of common stock subject to options. The holdings of Sharon Ellis include 635,000 shares of common stock subject to options.

(9)	Included are 2,000 shares of common stock owned by his individual retirement account, as to which Mr. Rogers exercises voting and investment power.

(10)	Includes 50,000 shares of common stock subject to options.

(11)	Includes 150,000 shares of common stock subject to options.

(12)	Includes 2,708,920 shares of common stock subject to options.

Series B Preferred Stock

The following table sets forth certain information, as of the Record Date, with respect to persons known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s Series B Preferred Stock.

Name and address	Amount and nature of beneficial ownership	Percent of class (1)
S.R. One Limited 200 Barr Harbor Drive, Suite 250 W. Conshohocken, PA 19428 (1)(2)	428,389	100.00%

(1)	As required by regulations of the SEC, the number of shares in the table includes shares which can be purchased within 60 days, or, shares with respect to which a person may obtain voting power or investment power within 60 days. Also required by such regulations, each percentage reported in the table for these individuals is calculated as though shares which can be purchased within 60 days have been purchased by the respective person or group and are outstanding.

(2)	S. R. One Limited owns beneficially 373,389 shares of Common Stock, including the 85,678 shares receivable upon conversion of the Series B Preferred.

Series C Preferred Stock

The following table sets forth certain information, as of the Record Date, with respect to persons known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s Series C Preferred Stock.

Name and address	Amount and nature of beneficial ownership	Percent of class (1)
American Health Care Fund, L.P. 2748 Adeline, Suite A Berkeley, CA 94703 (1)	77,000	80%
Megapolis BV Javastraaat 10 2585 The Hague, Netherlands (1)	19,230	20%

(1)	As required by regulations of the SEC, the number of shares in the table includes shares which can be purchased within 60 days, or, shares with respect to which a person may obtain voting power or investment power within 60 days. Also required by such regulations, each percentage reported in the table for these individuals is calculated as though shares which can be purchased within 60 days have been purchased by the respective person or group and are outstanding.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information regarding the nominees for director and the executive officers of the Company.

Marvin S. Hausman, M.D.

Age: 63

Chairman of the Board and Acting Chief Financial Officer.    Dr. Hausman was appointed to the Board of Directors on August 20, 2004. Previously, Dr. Hausman served on the Board of Directors from March 2002 to November 2003. On December 10, 2004, the Board of Directors appointed Marvin S. Hausman, M.D. to serve as Chairman of the Board, acting Chief Executive Officer and acting Chief Financial Officer of OXIS. On February 28, 2005, Dr. Hausman ceased to be the Company’s Chief Executive Officer. Dr. Hausman has served as a director and as Chairman of the Board of Axonyx since January 1997, and had served as President and Chief Executive Officer of Axonyx from 1997 until September 2003 and March 2005, respectively. Dr. Hausman continues to provide services as the Company’s Chief Financial Officer while the Company continues to search for a full time Chief Financial Officer. Dr. Hausman currently owns approximately 2.8% of the outstanding common stock of OXIS, and Axonyx currently owns approximately 33.8% of the outstanding common stock of OXIS. Dr. Hausman was a co-founder of Medco Research Inc., a pharmaceutical biotechnology company specializing in adenosine products. He has thirty years experience in drug development and clinical care. Dr. Hausman received his medical degree from New York University School of Medicine in 1967 and has done residencies in General Surgery at Mt. Sinai Hospital in New York, and in Urological Surgery at U.C.L.A. Medical Center in Los Angeles. He also worked as a Research Associate at the National Institutes of Health, Bethesda, Maryland. He has been a Lecturer, Clinical Instructor and Attending Surgeon at the U.C.L.A. Medical Center Division of Urology and Cedars-Sinai Medical Center, Los Angeles. He has been a Consultant on Clinical/Pharmaceutical Research to various pharmaceutical companies, including Bristol-Meyers International, Mead-Johnson Pharmaceutical Company, Medco Research, Inc., and E.R. Squibb. Since October 1995, Dr. Hausman has been the President of Northwest Medical Research Partners, Inc., a medical technology and transfer company. He was a member of the Board of Directors of Medco Research, Inc. from inception (1978) through 1992 and from May 1996 to July 1998. Dr. Hausman was a member of the Board of Directors of Regent Assisted Living, Inc., a company specializing in building assisted living centers including care of senile dementia residents, from March 1996 to April 2001.

Steven T. Guillen

Age: 53

President, Chief Executive Officer and Director.    On February 28, 2005, Steven T. Guillen was appointed the Company’s President, Chief Executive Officer and a member of the Company’s Board of Directors. Prior to joining the Company, from 2001 to 2004, Mr. Guillen served as Vice President, Sales and Marketing for Amarin Pharmaceuticals, Inc., a neuroscience company focused on the development and commercialization of drugs for the treatment of neurological disorders affecting the central nervous system. From 1996 to 2001, Mr. Guillen served as the Vice President, Sales and Marketing for Athena Diagnostics, a company involved with the development and commercialization of diagnostic testing for neurological diseases. From 1991 until joining Amarin Pharmaceuticals, Inc., Mr. Guillen held several senior level sales and marketing positions with Elan Pharmaceuticals, an affiliate of Elan Corporation, PLC, including from 1996 to 2001 as Vice President of Sales and Marketing for Athena Diagnostics (Division of Elan), a reference laboratory dedicated to the development and commercialization of diagnostic testing for neurological disorders. Prior to joining Elan Pharmaceuticals, Mr. Guillen spent 17 years at Merck & Co., Inc., where he held a number of positions of increasing responsibility, including responsibility for the training and development of a 350 member sales management team. Mr. Guillen holds a B.S. in Zoology, with a minor in Chemistry, from the University of California, Davis, and MBA from the University of California, Riverside.

S. Colin Neill

Age: 58

Secretary and Director.    Mr. Neill was appointed to the Board of Directors on April 28, 2004 in connection with the Company’s change in control involving Axonyx Inc. Mr. Neill joined Axonyx in September 2003 as Chief Financial Officer and Treasurer and was named Secretary in January 2004. From April 2001 to September 2003, Mr. Neill had been an independent consultant assisting small development stage companies raise capital. Previously, Mr. Neill served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of ClinTrials Research Inc., a publicly traded global contract research organization in the drug development business, from 1998 to April 2001. Prior to that, Mr. Neill served as Vice President and Chief Financial Officer of Continental Health Affiliates Inc. and its majority owned subsidiary Infu-Tech Inc. Mr. Neill’s experience has included that of Acting Vice President Finance and Chief Financial Officer of Pharmos Corporation, a biopharmaceutical company in the business of developing novel drug technologies. Earlier experience was gained as Vice President Finance and Chief Financial Officer of BTR Inc., a U.S. subsidiary of BTR plc, a British diversified manufacturing company, and Vice President Financial Services of The BOC Group Inc., a British owned industrial gas company with substantial operations in the health care field. Mr. Neill served for four years with American Express Travel Related Services, first as chief internal auditor for worldwide operations and then as head of business planning and financial analysis. Mr. Neill began his career in public accounting with Arthur Andersen LLP in Ireland and later with Price Waterhouse LLP as a senior manager in New York City. He also served with Price Waterhouse for two years in Paris, France.

Timothy C. Rodell, M.D.

Age: 54

Director.    Since 2002, Dr. Rodell has served as Chief Executive Officer of GlobeImmune, Inc., an early stage immunotherapy company focused on chronic viral diseases and cancer. Dr. Rodell has also served as Managing Partner of MTR, Inc., a consulting company specializing in clinical drug development and regulatory strategy, corporate development and financing and healthcare information technology since its inception in late 1995. Board-certified in Internal Medicine and Pulmonary Medicine, Dr. Rodell earned his M.D. from the University of North Carolina School of Medicine in 1980. He has completed post-doctoral fellowships in molecular and cell biology and is a Fellow of the American College of Chest Physicians. From 1999 until 2002, Dr. Rodell was President and Chief Executive Officer of RxKinetix, Inc., a private drug delivery company. From 1996 until 2000, Dr. Rodell held various positions at the Company, including Chief Technology Officer and President of OXIS International, SA, the Company’s French subsidiary. Prior to that, Dr. Rodell was Executive Vice President of Operations and Product Development for Cortech, Inc. Before joining Cortech, Dr. Rodell practiced and taught emergency medicine, internal medicine and pulmonary and critical care medicine at the University of Colorado Health Sciences Center and Denver General Hospital, now Denver Health.

Manus O’Donnell

Age: 62

Acting Chief Operating Officer.    On June 22, 2004, the Board of Directors appointed Mr. O’Donnell to serve as Acting Chief Operating Officer of OXIS. As of the date of this proxy statement, Mr. O’Donnell is providing services to the Company on a part time basis. For the seven years prior to such appointment, Mr. O’Donnell provided turnaround, restructuring and management consulting services to both public and private companies and served as Chief Operating Officer and Chief Financial Officer for several clients. Prior to 1997, Mr. O’Donnell was Chief Financial Officer for Lynton Group Inc., a multinational aviation company and Chief Financial Officer for Clinical Homecare Inc. a healthcare company providing home infusion services. Mr. O’Donnell also previously served as Chief Financial Officer for Biomatrix Inc., a biotechnology company, and for a division of Schering-Plough Corp. Mr. O’Donnell began his career as an auditor with PricewaterhouseCoopers. He is a fellow of the Institute of Chartered Accountants in Ireland, is a certified public accountant and has an MBA from Columbia Business School.

CORPORATE GOVERNANCE

Meetings of the Board of Directors.

The Board of Directors met nine (9) times during the year ended December 31, 2004. In addition, management and members of the Board of Directors communicate informally from time to time. Each of the directors attended at least 75% of the meetings of the Board of Directors held during the period for which such person served as a director. The Board also acted by unanimous written consent eight (8) times.

Committees of the Board of Directors.

There are three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating Committee.

•	Audit Committee. Information about the Audit Committee is set forth in the Audit Committee Report included below.

•	Compensation Committee. The Compensation Committee administers both the Company’s 1994 Stock Incentive Plan and the Company’s 2003 Stock Incentive Plan. It also administers other compensation plans and arrangements and acts upon such other compensation matters as may be referred to it by the Board of Directors. Members of this committee during 2004 were Ted Ford Webb (Chair), Richard A. Davis, William G. Pryor, Gosse B. Bruinsma and Timothy C. Rodell, M.D. During 2004, the Committee met one (1) time. All then-current members attended this meeting, except for Mr. Davis. The Compensation Committee also acted by unanimous written consent three (3) times. Messrs. Webb and Pryor served on the Committee until their resignations from the Board of Directors, which became effective on April 25, 2004. After the resignations of Messrs. Ford Webb and Pryor, the Board appointed Dr. Bruinsma and Dr. Ferris as new members of this Committee, such that the Committee then was comprised of Mr. Davis (Chair), Dr. Bruinsma and Dr. Ferris. Mr. Davis served on the Compensation Committee until his resignation from the Board of Directors, which became effective on August 1, 2004. Dr. Bruinsma resigned from the Board of Directors and all Company committees on December 8, 2004. Mr. Davis and Dr. Ferris were “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities dealers listing standards; Dr. Bruinsma was not “independent” by that standard. Upon the resignations of Dr. Bruinsma and Dr. Ferris, Timothy C. Rodell, M.D. was appointed to the committee, and is presently its sole member. Dr. Rodell is “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

•	Nominating Committee. The Nominating Committee searches out and recommends to the Board of Directors potential Board members. Members of this Committee during 2004 were Thomas Wolf (Chair), Ted Ford Webb and Timothy C. Rodell, M.D. During 2004, the Committee did not meet. The Nominating Committee acted by unanimous written consent one (1) time. Messrs. Wolf and Ford Webb served on the Committee until their resignations from the Board of Directors, which became effective on April 25, 2004. After the resignations of Messrs. Wolf and Ford Webb, the Board of Directors appointed Dr. Bruinsma and Mr. Neill as new members of this Committee, such that the Committee was then comprised of Dr. Bruinsma (Chair), Mr. Neill and Dr. Rodell. Dr. Rodell is “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities dealers listing standards; the other members of the Committee are not “independent” by that standard. Upon the resignation of Dr. Bruinsma, Dr. Rodell was named Chair. The Nominating Committee operates under a written charter setting forth the functions and responsibilities of the committee, an electronic copy of which is available on the Company’s website at http://www.oxis.com.

The Nominating Committee will consider director candidates recommended by stockholders of the Company. The procedure that a stockholder should follow to submit its director candidate for consideration is set forth below under the heading “Stockholder Nomination of Director Candidates.” There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Company currently does not pay any third party to identify or assist in identifying or evaluating potential nominees.

In reviewing potential candidates for the Board of Directors, the Nominating Committee considers the individual’s experience in the Company’s industry and related industries, the general business or other experience of the candidate, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to contribute and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board of Directors intends to continue to evaluate candidates for election to the Board of Directors on the basis of the foregoing criteria.

Stockholder Nomination of Director Candidates

Section 2.9 of the Company’s Bylaws, as currently in effect, establishes notice procedures that a stockholder must follow if it wishes to nominate a person for election to the Board of Directors. Nominations by stockholders of persons for election to the Board of Directors must be made by a stockholder’s notice to the Company in advance of the Company’s annual meeting. The stockholder giving the notice must be a stockholder of record at the time of giving the notice and entitled to vote at the meeting.

To be timely, the stockholder’s notice must be received by the Company not less than 120 days prior to the anniversary date of the prior year’s annual meeting. For the 2006 Annual Meeting, the stockholder’s notice must be received not later than February 22, 2006. The stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations promulgated under the Exchange Act; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election as a director by the stockholders of the Company unless nominated in accordance with the procedures set forth herein.

Policy Regarding Director Attendance of Annual Meetings

The Company has adopted a formal policy regarding the attendance by members of the Board of Directors at annual meetings. The Company encourages, but does not require, that each member attend each meeting. Six (6) of the Company’s directors attended the 2004 Annual Meeting of Stockholders.

Stockholder Communications with the Board of Directors

The Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, the Board of Directors desires that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board of Directors. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to OXIS International, Inc., 6040 N. Cutter Circle, Suite 317, Portland, Oregon 97217, Attention: Corporate Secretary. Such communications will be screened by the Corporate Secretary for appropriateness before either forwarding to or notifying the members of the Board of Directors of receipt of a communication.

Code of Ethics and Business Conduct

The Board of Directors has adopted a Code of Ethics and Business Conduct to provide guidance to its directors, officers and employees regarding standards for conduct of the Company’s business, which code has been delivered to all directors, officers and employees of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee members at the beginning of 2004 were Richard A. Davis (Chair), William G. Pryor and Thomas Wolf. Messrs. Wolf and Pryor served on the Committee until their resignations from the Board of Directors, which became effective on April 25, 2004. After the resignations of Messrs. Wolf and Pryor, the Board of Directors appointed Mr. Neill and Gerard J. Vlak, Ph.D. as new members of this Committee, such that the Committee was then comprised of Mr. Davis, Dr. Vlak (Chair), and Mr. Neill. Mr. Davis served on the Committee until his resignation from the Board of Directors and all Company committees on August 1, 2004. Dr. Bruinsma resigned from the Board and all Company committees on December 8, 2004. Following the resignation of Dr. Vlak and Dr. Bruinsma there are currently two (2) vacancies on this Committee. During 2004, the Committee met three (3) times and from time to time members of the Committee also reviewed other materials of a financial nature involving the Company.

The Company has determined, in accordance with the rules of the SEC, that Mr. Neill is a “audit committee financial expert.” All of the members of the Audit Committee during 2004 were independent in accordance with Rule 4200(a)(15) of the National Association of Securities dealers listing standards, except for Mr. Wolf and Mr. Neill. The current sole member of the Audit Committee, Mr. Neill, is not independent pursuant to such listing standards. The Audit Committee assists the Board of Directors in its oversight of the Company’s financial statements and reporting processes. Management has the direct and primary responsibility for the financial statements and these reporting processes, including the Company’s systems of internal controls. The independent auditors are responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether these financial statements conform with generally accepted accounting principles.

In 2004, the Audit Committee approved the appointment of Williams & Webster, P.S. to audit the Company’s financial statements beginning with the financial statements for the year ended 2004. The Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors together and separately. These discussions and reviews included discussion of significant accounting policies, the auditors’ assessment of the quality of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380). In addition, the Audit Committee received affirmation of the independence of the independent auditors as required by Independence Standards Board Standard No. 1. The Audit Committee has approved the continuation of Williams & Webster, P.S. to audit the Company’s financial statements for the year ended 2005.

This Audit Committee Report shall not be deemed incorporated by reference into any other filing absent an express reference thereto.

Based on the reviews and discussions referred to above, and reliance on management and the independent auditors, and subject to the limitations of the Audit Committee’s role, the Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2004 be accepted and included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the SEC.

The foregoing report was submitted by members of the Audit Committee as of April 15, 2005: S. Colin Neill (Chair).

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors

The Company pays an annual fee of $4,000 to each non-employee director and an additional $1,000 to non-employee directors for serving as committee chair. During 2004, the Company did not make payments under this policy. The Company does not pay meeting fees but directors are reimbursed for their expenses incurred in attending meetings. Employee directors receive no compensation as directors.

Under the Company’s 2003 Stock Incentive Plan, non-employee directors will be automatically awarded options to purchase 30,000 shares of Common Stock upon becoming directors of the Company and automatically awarded options to purchase 5,000 shares of Common Stock annually thereafter.

The following table represents stock options that were granted during 2004 to current and past non-employee directors.

Name	Options issued for service on board	Discretionary options issued for increase in annual grant	Total options granted
Richard A. Davis	5,000	—	5,000
Gosse B. Bruinsma	30,000	100,000	130,000
Steven A. Ferris	30,000	50,000	80,000
Marvin S. Hausman	—	50,000	50,000
S. Colin Neill	30,000	100,000	130,000
Timothy C. Rodell	5,000	50,000	55,000
Gerard Vlak	30,000	50,000	80,000

Executive Officers

Our compensation and benefits program is designed to attract, retain and motivate employees to operate and manage the Company for the best interests of its constituents. Executive compensation is designed to provide incentives for those senior members of management who bear responsibility for our goals and achievements. The compensation philosophy is based on a base salary and a stock option program.

The following table sets forth compensation information for services rendered to us by certain executive officers (collectively, the Company’s “Named Executive Officers”) in all capacities, other than as directors, during each of the prior three fiscal years. Other than as set forth below, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. Shares issued in lieu of compensation are listed in the year the salary was due.

SUMMARY COMPENSATION TABLE

Name and Position	Year	Annual Compensation				Long Term Compensation Awards Options		Exercise Price of Option
		Salary			Bonus
Dr. Gosse B. Bruinsma Chairman of the Board, Acting President, Chief Executive Officer and Chief Financial Officer (June 22, 2004 – December 8, 2004)	2004		—	(1)	—	30,000 100,000	(2) (2)	$ $	0.59 0.59
Dr. Marvin S. Hausman Chairman of the Board, Acting President, Chief Executive Officer and Chief Financial Officer (effective December 8, 2004)	2004		—	(1)	—	50,000	(2)		$0.59
Manus O’Donnell (3) Acting Chief Operating Officer (effective June 22, 2004)	2004		$150,000		—	100,000	(4)		$0.59
Ray R. Rogers Chairman of the Board, President and Chief Executive Officer (resigned June 21, 2004)	2004 2003 2002	$ $ $	210,000 200,000 234,000		— — —	350,000 150,000 400,000	(5) (5) (6)	$ $ $	0.34 0.56 0.13
Sharon Ellis Chief Operating Officer and Chief Financial Officer, effective April 8, 2002 (resigned August 6, 2004)	2004 2003 2002	$ $ $	179,000 114,000 107,000		— — —	350,000 150,000 50,000 285,000	(5) (5) (6) (6)	$ $ $ $	0.34 0.56 0.22 0.13

(1)	Neither Dr. Bruinsma nor Dr. Hausman has received a cash salary for their service as Chairman and Acting President, Chief Executive Officer and Chief Financial Officer.

(2)	Options to purchase 130,000 shares of common stock awarded to Dr. Bruinsma and options to purchase 50,000 shares of common stock awarded to Dr. Hausman as part of their 2004 board compensation.

(3)	Mr. O’Donnell serves as a consultant to the Company.

(4)	Options to purchase 100,000 shares of common stock were awarded to Mr. O’Donnell as part of his 2004 compensation.

(5)	Options to purchase 500,000 shares of common stock awarded to Mr. Rogers and options to purchase 500,000 shares of common stock awarded to Ms. Ellis as part of their 2003 compensation.

(6)	Options to purchase 400,000 shares of common stock awarded to Mr. Rogers and options to purchase 335,000 shares of common stock awarded to Ms. Ellis as part of their 2002 compensation.

The following table sets forth the options granted, if any, to the persons named in the “Summary Compensation Table” during the Company’s fiscal year ended December 31, 2004.

OPTION/SAR GRANTS IN LAST FISCAL YEAR*

	Individual Grants
Name	Number of common shares underlying grant	% of total options granted to employees in 2004		Exercise price per share		Expiration Date
Dr. Gosse B. Bruinsma	30,000 100,000	3 9	% %	$ $	0.69 0.59	April 25, 2014 October 11, 2014
Dr. Marvin S. Hausman	50,000	5%			$0.59	October 11, 2014
Manus O’Donnell	100,000	9%			$0.59	October 12, 2014
Ray R. Rogers	—	—			—	—
Sharon Ellis	—	—			—	—

The following table sets forth information concerning the exercise of stock options by each person named in the “Summary Compensation Table” during our fiscal year ended December 31, 2004, and the value of all exercisable and unexercisable options at December 31, 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

Name	Options Exercised	Exercise Price		Fair Market Value at Time of Exercise
Ray R. Rogers	100,000 100,000	$ $	0.085 0.085	$ $	0.49 0.60
Sharon Ellis	30,000 100,000 100,000	$ $ $	0.09 0.13 0.13	$ $ $	0.67 0.62 0.54

At December 31, 2004 options issued to the aforementioned executive officers and included in the Summary Compensation Table above and then outstanding are shown as follows:

FISCAL YEAR-END OPTION VALUES (1)

Name	Number of common shares underlying unexercised options at December 31, 2004		Value of unexercised in-the-money options at December 31, 2004
	Exercisable	Unexercisable	Exercisable	Unexercisable
Gosse B. Bruinsma	80,000	—	—	—
Marvin S. Hausman	71,695	25,000	—	—
Manus O’Donnell	50,000	50,000	—	—
Ray R. Rogers	1,638,988	—	$365,500	—
Sharon Ellis	635,000	—	$225,050	—

(1)	Based on the closing price for our common stock at the close of market on December 30, 2004. On December 30, 2004, the price of our common stock was $0.54. The lowest exercise price of any outstanding option at December 31, 2004, was $0.085.

EXECUTIVE EMPLOYMENT CONTRACTS

None of the Named Executives has signed an employment agreement with the Company, except as described below.

Manus O’Donnell, the Company’s Acting Chief Operating Officer receives monthly cash compensation from the Company under a consulting agreement with the following principal terms: (i) an engagement of Mr. O’Donnell extending 2-3 months subject to change as developments occur, (ii) payments to Mr. O’Donnell of $25,000 per month, and (iii) termination of the Agreement by either party on one week’s notice. Currently, following the hiring of a full-time Chief Executive Officer, Mr. O’Donnell is providing services to the Company on a part-time basis, for which he is paid per diem.

On February 28, 2005, the Company entered into a Letter Agreement, effective as of February 28, 2005, with Steven T. Guillen (the “Letter Agreement”). The terms of the Letter Agreement include, but are not limited to, the following: (1) Mr. Guillen will serve as the Company’s President and Chief Executive Officer; (2) Mr. Guillen’s initial annual base salary will be $250,000, subject to annual salary and performance reviews and potential salary increases at the sole discretion of the Board; (3) Mr. Guillen will be eligible for a performance-based bonus determined at the discretion of the Board, the range of which is expected to be between 25% and

50% of Mr. Guillen’s annual base salary, depending upon the attainment of certain goals to be mutually agreed upon between Mr. Guillen and the Board; (4) Mr. Guillen has received irrevocable stock option grants under the Company’s 2003 Stock Incentive Plan (the “Plan”) and pursuant to a standalone grant outside of the Plan in the aggregate amount of 600,000 shares of the Company’s Common Stock; (5) The options have an exercise price per share equal to $0.40; (6) Mr. Guillen will be entitled to full vesting of the then-unvested shares subject to the irrevocable stock option grants upon a Change of Control (as defined in the Letter Agreement to include, (i) a merger, consolidation, or reorganization approved by the Company’s stockholders, unless securities representing more than (50%) of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, or (ii) any stockholder-approved transfer or any other disposition of all of the Company’s assets, or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control, the Company), of beneficial ownership (within the meaning of Rule 13d of the 1934 Act) of securities possessing more than (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders, or (iv) a change in the composition of the Board such that (a) five or more Board members resign or are otherwise removed as Board members within any period of six consecutive months or less; (b) five or more Board members opt not to stand for re-election to the Board within any period of six consecutive months or less; or (c) any combination of the foregoing subsections occur such that five or more Board member positions are affected by a combination of resignations or removals, or the decision not to stand for re-election, within any period of six consecutive months or less) or upon Mr. Guillen’s termination of his employment with the Company for “good reason” (as defined in the Letter Agreement) (collectively, the “Acceleration Events”); (7) Mr. Guillen purchased 600,000 fully-vested shares of the Company’s Common Stock, at the then-current market price of $0.40 per share from the pool of shares reserved in the Plan; (8) Mr. Guillen has become a member of the Board; and (9) As further described and qualified in the Letter Agreement, Mr. Guillen will be entitled to receive certain severance benefits, including payments equal to one month of his base salary for a period of 12 months, in the event that: (i) the Company terminates his employment without “cause” (as defined in the Letter Agreement), (ii) within twelve months after a Change of Control, Mr. Guillen terminates his employment with “good reason” (as defined in the Letter Agreement) or (iii) Mr. Guillen’s employment terminates as a result of his death or disability (each a “Severance Termination”).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2004 with respect to shares of the Company’s common stock that may be issued under the Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	3,924,972	$0.84	2,160,531
Equity compensation plans not approved by security holders	747,888	$0.27	—

Total	4,672,860		2,160,531

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. In 2004 officers, directors and greater-than-10% stockholders were required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they filed. Based solely on a review of the copies of such reports furnished to the Company in 2004, the Company has determined that the following reporting person subject to Section 16(a) have now filed reports but not on a timely basis:

Name	Number of Late Form 4’s
Manus O’Donnell	1

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification of Officers and Directors

As permitted by Delaware law, the Company’s Certificate of Incorporation provides that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil, criminal, administrative or investigative proceeding brought against them on account of their being or having been Company directors or officers to the fullest extent permitted by Delaware law. Further, the Company has entered into an Indemnification Agreement with each of its directors providing, among other things, for indemnification and advancement of certain litigation-related expenses.

Exclusion of Liability

Pursuant to the Delaware General Corporation Law, the Company’s Certificate of Incorporation excludes personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or any transaction from which a director receives an improper personal benefit.

Consulting Agreement with Acting Chief Operating Officer

Manus O’Donnell, the Company’s Acting Chief Operating Officer receives monthly cash compensation from the Company under a consulting agreement with the following principal terms: (i) an engagement of Mr. O’Donnell extending 2-3 months subject to change as developments occur, (ii) payments to Mr. O’Donnell of $25,000 per month, and (iii) termination of the Agreement by either party on one week’s notice. Currently, following the hiring of a full-time Chief Executive Officer, Mr. O’Donnell is providing services to the Company on a part-time basis, for which he is paid per diem.

Letter Agreement with President and Chief Executive Officer

On February 28, 2005, the Company entered into the Letter Agreement with Steven T. Guillen as described under “Employment Agreements.”

Understanding Regarding Board of Director Changes

As reported in the Company’s Information Statement to Shareholders, filed with the SEC and mailed to Shareholders on April 15, 2004, an understanding (the “Understanding”) between the Company and Axonyx, its controlling Shareholder resulted in three of the Company’s six directors (William G. Pryor, Ted Ford Webb and Thomas M. Wolf) agreeing to resign from the Board of Directors on March 10, 2004. On the same date, the Board of Directors designated four new individuals (Gosse B. Bruinsma, S. Colin Neill, Gerard J. Vlak and Steven H. Ferris), pursuant to Section 223(d) of the Delaware General Corporation Law, to fill the resulting resignations once they became effective. The change in membership of the Board of Directors became effective on April 25, 2004, ten (10) days after the Company mailed to record Shareholders the Information Statement concerning such change.

Axonyx Loan

On June 1, 2004, the Company secured a $1,200,000 loan from Axonyx (the “Axonyx Loan”). To evidence the Axonyx Loan, the Company issued to Axonyx a one-year secured promissory note bearing interest at an annual rate of 7%. Under the terms of the Axonyx Loan, the Company promised to pay Axonyx $1.2 million plus accrued interest upon the receipt by the Company of at least $2,000,000 in net proceeds from a debt or equity offering. The closing of a transaction where the Company sold securities in a private placement (the “Private Placement Transaction”) triggered repayment of the Company’s indebtedness under the Axonyx Loan. On January 6, 2005 after the closing of the Private Placement Transaction, the Company repaid its indebtedness under the Axonyx Loan in full by paying to Axonyx $1,222,380.82.

LEGAL PROCEEDINGS

No director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in reference to pending litigation.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has retained the firm of Williams & Webster, P.S., independent certified public accountants, to serve as independent auditors for the fiscal year ended December 31, 2005. Williams & Webster, P.S. has served as OXIS’ independent certified public accountants since 2002. A representative of Williams & Webster, P.S. is not expected to attend the Annual Meeting in person, but expects to be available by telephone. The following sets forth the aggregate fees billed by Williams & Webster, P.S. to OXIS related to fiscal years 2004 and 2003:

Audit Fees—The Company incurred aggregate fees and expenses of $59,000 and $44,000, respectively, from Williams & Webster, P.S. for the fiscal years 2004 and 2003 annual audit and for review of the Company’s consolidated financial statements included in its Forms 10-QSB for the 2004 and 2003 fiscal years.

Audit Related Fees—None.

Tax Fees—The Company incurred aggregate fee and expenses of $5,000 and $5,000, respectively, from Williams & Webster, P.S. for the fiscal years 2004 and 2003 for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees—None.

The Company intends to continue using Williams & Webster, P.S. solely for audit and audit-related services, tax consultation and tax compliance services, and, as needed, for due diligence in connection with potential acquisitions, if any.

The Company’s Audit Committee is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

OTHER MATTERS

The Board of Directors knows of no other matters that are to be brought before the Annual Meeting. If any other matters should be presented for proper action, it is the intention of the persons named in the Proxy to vote in accordance with their discretion pursuant to the terms of the Proxy.

It is important that the Proxies be returned promptly. Therefore, stockholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign, date and return the enclosed Proxy.

The Company’s 2004 Annual Report to Stockholders, which contains information from its Annual Report on Form 10-KSB for the year ended December 31, 2004, including its financial statements for the year ended December 31, 2004, accompanies this Proxy Statement. The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, will also be made available (without exhibits) free of charge to interested stockholders upon written request to Steven Guillen, Chief Executive Officer, OXIS International, Inc., 6040 N. Cutter Circle, Suite 317, Portland, Oregon 97217, 503/283-3911.

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one (1) copy of the Proxy Statement and annual report may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company at (503) 283-3911 to request such copies. If a stockholder is receiving multiple copies of the Proxy Statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company to request mailing of a single copy of the proxy statement and annual report.

The Company’s stock transfer agent and registrar is EquiServe Trust Company, N.A., P.O. Box 43010, Providence, RI 02940, (800) 726-9732.

By order of the Board of Directors

S. Colin Neill
S. Colin Neill
Secretary

DETACH HERE

OXIS INTERNATIONAL, INC.

PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven T. Guillen and S. Colin Neill, and each of them, as Proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side, all the shares of Common Stock and voting Preferred Stock of OXIS International, Inc., held of record by, or otherwise entitled to be voted by, the undersigned on April 27, 2005 at the 2005 Annual Meeting of Stockholders of OXIS International, Inc., to be held on June 22, 2005 and any adjournment or postponement thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

OXIS INTERNATIONAL, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

☒	Please mark votes as in this example.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no directions are indicated, the Proxies will vote FOR Proposal 1 and Proposal 2.

									FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS					2.	Ratifying the appointment of Williams & Webstar, P.S. as independent auditors for the year ending December 31, 2005.		☐	☐	☐
	Nominees:	(01)	Steven T. Guillan
		(02)	Marylin S. Hausman
		(03)	S. Colin Neill
		(04)	Timothy C. Rodell

			FOR ALL NOMINEES ☐	☐	WITHHELD FROM ALL NOMINEES	3.	The proxies are authorized to vote in their discretion, upon such other matters as may properly come before the meeting, and any adjournment or postponement thereof.

		☐					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐		MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
			For all nominees except as noted above

						PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE ENCLOSED.

						If stock is held jointly, signature should include both names. If stock is held by executors, administrators, trustees, guardians and others signing in a representative capacity, please give full title. If stock is held by a corporation, please sign in full corporate name and give name and title of authorized officer. If stock is held by a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date: